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                                                                   Exhibit 10.36

                             TERMINATION AGREEMENT

          TERMINATION AGREEMENT (this "Agreement"), dated November 11, 1998 among THE TRUSTEES OF COLUMBIA UNIVERSITY IN THE CITY OF NEW YORK, a New York corporation ("Columbia" or "Columbia Innovation Enterprise"), VIMRX PHARMACEUTICALS INC., a Delaware corporation (the "Company"), and VIMRX GENOMICS, INC., a Delaware corporation d/b/a Ventiv BioGroup, Inc. ("VGI").

                             W I T N E S S E T H :

          WHEREAS, Columbia and the Company entered into a Research Agreement, dated March 7, 1997 and several other agreements related thereto; and

          WHEREAS, the parties desire to terminate all such agreements and to resolve all disputes between them.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

        1. Termination of Agreements. The following agreements and licenses, to
           -------------------------
which Columbia and the Company, and/or VGI are parties, are hereby terminated and of no further force or effect:

        (a) Research Agreement dated March 7, 1997 ("Research Agreement") by and between The Trustees of Columbia University in the City of New York ("Columbia") and VGI;

        (b) Subscription and Shareholders Agreement dated March 7, 1997 by and among VIMRX, Columbia and VGI;

        (c) Royalty Agreement (BCL-6) ("BCL-6 Royalty Agreement") dated October 31, 1997 by and between Columbia and VGI;

        (d) Exclusive License Agreement (MUM-1) dated July 31, 1997 ("MUM-1 License") by and between Columbia and VGI;

        (e) Blood Factor IXai Research Agreement dated March 28, 1997 ("Factor IX Agreement") by and between Columbia and VIMRX;

        (f) Exclusive License Agreement (Blood Factor IXai) dated March 28, 1997 ("Factor IX License") by and between Columbia and VIMRX; and

        (g) License Agreement dated May 15, 1997 by and between Columbia and VGI (with respect to office space).

        The Company and VGI acknowledge and agree that, effective upon such termination, neither of them has or will have any rights (i) to any of the intellectual property licensed from
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Columbia under any of the foregoing agreements, including, without limitation, to any Patents, Information Research Information, Research Project Information, Products or Materials as defined in the MUM-1 License, the Factor IX License and the Research Agreement, or any improvements, modifications, and developments, whether patentable or not, based on, related to, or derived from any of the foregoing (collectively, the "Technology"). The Company and VGI have destroyed or returned to Columbia any and all documents and materials containing, embodying, or consisting of any Technology.

        2. Sublicenses. The Company and VGI further represent that neither of
           -----------
them has granted any sublicenses or other rights to any third party under any of the agreements or licenses listed in Paragraph 1.

        3.  Factor IX and RAGE. The Company will deliver to Columbia its
            ------------------
analysis of Columbia's intellectual property holdings and strategies for both Factor IX and RAGE (Receptor for Advanced Glycation End Products), together with its recommendations for strengthening the patent portfolios for the Factor IX and RAGE technologies. No representation or warranty is made as to the accuracy, adequacy or completeness of any analysis or recommendations delivered pursuant to this Agreement.

        4.   Releases.
             ---------

        (a) Columbia Release of VIMRX and VGI. Columbia hereby releases and discharges VIMRX, VGI, and their respective agents, employees, officers, directors and shareholders and their respective heirs, executors, administrators, successors and assigns (the "VIMRX Parties") from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the VIMRX Parties, Columbia, its agents, employees, faculty, officers and trustees and their respective heirs, executors, administrators, successors and assigns (the "Columbia Parties") ever had, now or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever arising out of or related to the agreements listed in paragraph 1 of this Agreement, other than the obligations of the VIMRX Parties arising out of this Agreement.

        (b) VIMRX and VGI Release of Columbia. VIMRX and VGI, jointly and severally, hereby release and discharge the Columbia Parties from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Columbia Parties, the VIMRX Parties ever had, now or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever arising out of or related to the agreements listed in paragraph 1 of this Agreement, other than the obligations of the Columbia Parties arising out of this Agreement.

        (c) BCL-6 Termination. Simultaneously with the execution and delivery of this Agreement, the parties hereto and Sloan-Kettering Institute for Cancer Research are entering into a Termination Agreement (BCL-6) pursuant to which the parties are exchanging releases and


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terminating their respective obligations under that certain Exclusive License
Agreement (BCL-6) dated October 31, 1997 ("BCL-6 License") by and among, Columbia, Sloan-Kettering Institute for Cancer Research and VGI.

        (d) VM301 Agreement. It is understood and agreed that the Clinical Trial Agreement (VM301 Ointment) dated as of December __, 1997 (the "VM 301 Agreement") does not arise out of or relate to any of the agreements listed in Paragraph 1 of this Agreement, and therefore the obligations of the parties hereto under the VM 301 Agreement are not affected by the releases set forth in Subparagraphs 4(a) or 4(b).

        5.  Return of VGI Shares. Simultaneously with the execution and delivery
            --------------------
of this Agreement, Columbia shall transfer to VGI its one hundred shares of common stock of VGI, represented by Certificate Number 3, together with a stock power executed in blank as to such shares.

        6.  Payment. In consideration of the termination of the obligations of
            -------
VGI and VIMRX under the agreements described in subparagraphs 1(a) and 1(e) above, the Company shall pay Columbia $900,000 by check delivered simultaneously with the execution and delivery of this Agreement. In addition, Columbia may retain the 200,000 shares of VIMRX common stock delivered to Columbia pursuant to the Research Agreement. The Company acknowledges that such shares are eligible for sale under Rule 144 under the Securities Act of 1933, as amended (the "Act"), and agrees to cooperate with Columbia, in order to permit the transfer of such shares upon receipt by the Company of an opinion of counsel with respect to the exemption of such transfer from registration under the Act in form and substance reasonably satisfactory to the Company.

        7.  Notices. Any notice required or permitted to be given under this
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Agreement shall be in writing and shall be either personally delivered
(including by recognized overnight delivery services such as FedEx) or sent by certified mail (return receipt requested), postage or other charges prepaid,

if to Columbia, to:      Executive Director
                         Columbia Innovation Enterprise
                         Columbia University
                         500 West 120th St., Mail Code 2206
                         363 Engineering Terrace
                         New York, New York  10027

copy to:                 General Counsel
                         Columbia University
                         535 West 116th St., Mail Code 4308
                         110 Low Memorial Library
                         New York, New York  10027

if to the Company, to:   VIMRX Pharmaceuticals Inc.
                         2751 Centerville Road
                         Wilmington, Delaware 19808
                         Attn: Richard L. Dunning, President

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copy to:                 Epstein Becker & Green, P.C.
                         250 Park Avenue
                         New York, New York 10177
                         Attn: Lowell S. Lifschultz, Esq.

or to such other address as a party may specify by notice given in accordance with the terms hereof. All notices shall be deemed given upon receipt. is provision.

        8.  Entire Agreement; Amendment. This Agreement sets forth the entire
            ---------------------------
agreement between the parties relating to the subject matter hereof and supersedes all previous agreements, written or oral. This Agreement may be amended only by an instrument in writing duly executed on behalf of the parties.

        9.  Governing Law. This Agreement shall be governed by New York law
            -------------
applicable to agreements made and to be performed in New York. Each party hereby submits to the jurisdiction of the state and federal courts sitting in the County of New York, and agrees that service of process may be effected by written notice given in accordance with the terms hereof.

        10. Waiver of Breach. The waiver by a party of a breach or violation by
            ----------------
the other party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or violation by any party of the same or any other provision of this Agreement. No such waiver shall be effective unless in writing signed by the party claimed to have made the waiver.

        11. Headings. The headings of the sections and paragraphs of this
            --------
Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

        12. Multiple Counterparts. This Agreement may be signed in any number
            ---------------------
of counterparts which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the day and year first written above.

                           THE TRUSTEES OF COLUMBIA UNIVERSITY
                           IN THE CITY OF NEW YORK



                          By: /s/ Jack M. Granowitz
                              -------------------------
                              Jack M. Granowitz,
                              Executive Director, Columbia
                              Innovation Enterprise

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                           VIMRX PHARMACEUTICALS INC.



                          By: Richard L. Dunning
                              ------------------------------
                              Richard L. Dunning
                              President


                           VIMRX GENOMICS, INC.



                          By: /s/ Richard L. Dunning
                              ------------------------------
                              Richard L. Dunning
                              President

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